UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2011

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Principal Accounting Officer

          James F. Keen, Executive Vice President – Chief Accounting Officer of the Company and of its principal subsidiary, First Tennessee Bank National Association (the “Bank”), has announced his retirement from his position as the Company’s principal accounting officer effective December 31, 2011 and his intention to retire fully as an employee by June 30, 2012. During 2012 the Company expects that Mr. Keen will assist in transition matters relating to accounting and financial reporting, among other things.

(c) Appointment of Principal Accounting Officer

          (1) On October 17, 2011, Jeff L. Fleming, Executive Vice President – Corporate Controller of the Company and of its principal subsidiary, First Tennessee Bank National Association (the “Bank”), was appointed to succeed Mr. Keen as principal accounting officer for the Company effective January 1, 2012.

          (2) As with all of the Company’s executive officers, Mr. Fleming, age 50, will serve until his successor is elected and qualified. Mr. Fleming has been employed by the Company since 1984. He has served as the Company’s and Bank’s Corporate Controller since 2008, and his most recent previous position was senior corporate accounting director of the Company and the Bank from 2004 to 2008. He was promoted to Executive Vice President in 2010, having previously served as a Senior Vice President for many years. There are no arrangements or understandings between Mr. Fleming and any other person concerning his selection to be appointed as the Company’s principal accounting officer. Mr. Fleming has no family relationship with any executive officer or director of the Company.

                    The Company, the Bank, and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with the Company’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than 5 percent of the Company’s common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

                    (3) As an executive officer, Mr. Fleming will be eligible to participate in all of the plans and programs of the Company currently available for executives. In addition, Mr. Fleming is eligible and will continue to be eligible to participate in plans and programs available broadly to salaried or full-time employees, such as the Company’s retirement savings plan, its pension plan, and its health and welfare benefits programs.

                    The Company’s executive and certain broad-based plans and programs are discussed in the Company’s most recent proxy statement for the annual meeting held April 19, 2011 under the heading “Executive Compensation” on pages 30-61, or are reflected in multiple exhibits to the Company’s most recent annual report on Form 10-K for the year 2010, all of which are identified in that Report as management or executive compensation arrangements. All of the foregoing is incorporated into this Item by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: October 21, 2011	By:	/s/	Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel, and Corporate Secretary